UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  June 30, 2009

Move, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26659	95-4438337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (805) 557-2300

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

SIGNATURE

EXHIBIT INDEX

EX-99.1

EX-99.2

EX-99.3

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2009, Move, Inc. (the “Company”) entered into an employment offer letter with Robert J. Krolik to serve as the Chief Financial Officer of the Company. Mr. Krolik will succeed Lewis R. Belote, III effective as of July 20, 2009 and will serve as the Company’s principal financial officer and principal accounting officer.

Mr. Krolik is 40 years old, and has served as Vice President, Finance of eBay Marketplace, an online marketplace, since February 2008.  Mr. Krolik served as International Chief Financial Officer and Operations Vice President of eBay from January 2007 to February 2008.  Mr. Krolik served as Vice President and Chief Financial Officer of Shopping.com, Inc., an online shopping comparison site which was acquired by eBay, from 2005 to 2007, and served as Vice President, Finance, of Shopping.com from 2004 to 2005.   Prior to joining Shopping.com, in 2004, Mr. Krolik served as Chief Financial Officer of DigitalThink, Inc., an e-learning company that was acquired by Convergys Corporation, from 2002 to 2004.

Mr. Krolik will have an annual base salary of $325,000 and will be eligible to earn an annual performance bonus equal to 50% of his annual salary if he achieves certain pre-established performance goals at target levels, with the ability to earn up to 100% of his annual salary for outstanding performance in excess of target levels. For 2009, the amount of any bonus earned will be prorated based on the portion of the year remaining as of Mr. Krolik’s start date, July 20, 2009.

On his start date, Mr. Krolik will be granted 750,000 stock options with an option exercise price equal to the closing price of the Company’s common stock on his start date and a term of 10 years from the date of grant. The stock options will vest quarterly from the grant date over a forty-eight month period, subject to his continued employment on each vesting date.

On his start date, Mr. Krolik will be granted 150,000 restricted shares of the Company’s common stock with the following vesting schedule: 50,000 shares will vest on the first anniversary of his start date, 50,000 shares will vest on the second anniversary of his start date, and 50,000 shares will vest on the third anniversary of his start date, in each case subject to his continued employment on such anniversary.

Mr. Krolik will also be awarded 225,000 performance-based restricted stock units. Under the terms of the award, he may earn such units of the Company’s common stock based on the attainment of certain performance goals relating to the Company’s revenues and EBITDA as follows: (i) 75,000 units for the fiscal year ending December 31, 2010, (ii) 75,000 units for the fiscal year ending December 31, 2011, and (iii) 75,000 units for the fiscal year ending December 31, 2012.

In addition, Mr. Krolik entered into an Executive Retention and Severance Agreement (the “Severance Agreement”) with the Company. The Severance Agreement provides for additional benefits in the circumstances described below. In the event of Mr. Krolik’s Termination Upon Change of Control (as defined in the Severance Agreement), he shall receive all salary and benefits earned through the end of the transition period (or the termination date if no transition period is requested by the Company) and, upon releasing claims against the Company and providing any transition services requested, he shall receive (i) a lump sum payment equal to 12 months of his then current annual base salary and (ii) 50% of the target bonus that would otherwise be payable for the fiscal year in which his termination occurs (whether or not he has satisfied the applicable performance objectives), payable in a lump sum (the “Minimum Bonus Payment”) and, if his termination date occurs in the second half of a fiscal year and all financial performance criteria in his bonus plan are satisfied for the full year in which his termination date occurs, a lump sum payment of an additional amount equal to (i) a pro rata portion of his target bonus prorated based on the number of days he is employed during that year, less (ii) the Minimum Bonus Payment.   In addition, immediately prior to the effective date of a change of control, 100% of all outstanding stock options and restricted stock granted by the Company to Mr. Krolik as described above, shall vest and all of the outstanding options shall remain exercisable for a period of one year following a transition period or one year following termination if the Company does not request a transition period.  Finally, the Company will pay all of the COBRA premiums for the same or reasonably similar medical coverage that Mr. Krolik and his dependents had on the date of termination, for a period not to exceed the earlier of one year or until he becomes eligible for coverage at a new employer.

In the event of Mr. Krolik’s Termination in Absence of Change of Control (as defined in the Severance Agreement), he shall receive all of the payments and benefits described above that he would receive in connection with a Termination Upon Change of Control, except that his restricted stock will not become vested.

In addition, the Company entered into an Indemnification Agreement with Mr. Krolik. The Indemnification Agreement is the same agreement that the Company has entered into with its other executive officers, the form of which has previously been filed as Exhibit 10.25 to Move’s Annual Report on Form 10-K for the year ended December 31, 2003.  The Indemnification Agreement will provide that Move will indemnify and hold harmless Mr. Krolik if he is made a party to or is otherwise involved in certain legal proceedings as a result of actions related to his service as an agent of Move, subject to the terms and conditions set forth in the agreement. The Indemnification Agreement will require Move to advance the expenses incurred by Mr. Krolik in defending against any such proceeding, subject to certain exceptions set forth in the agreement. The rights of Mr. Krolik under the Indemnification Agreement will not be exclusive and are in addition to his rights under Move’s Restated Certificate of Incorporation and Bylaws, other agreements or otherwise.

Move, Inc. issued a press release on July 7, 2009 announcing the appointment of Mr. Krolik as its new Chief Executive Officer. The press release is filed as Exhibit 99.1 and is incorporated by reference into this report. The Company’s offer letter to Mr. Krolik, and his Executive Retention and Severance Agreement are also attached as Exhibits 99.2 and 99.3, respectively, and are incorporated by reference into this report.

Item 9.01.     Financial Statements and Exhibits.

(d)   Exhibits

99.1	Press Release dated July 7, 2009 announcing Appointment of Robert J. Krolik as the new Chief Financial Officer of Move, Inc.

99.2	Move, Inc. Offer Letter to Robert J. Krolik.

99.3	Executive Retention and Severance Agreement between Robert J. Krolik and the Company.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVE, INC.

Date: July 7, 2009	By:	/s/ James S. Caulfield
James S. Caulfield
Executive Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 7, 2009 announcing Appointment of Robert J. Krolik as the new Chief Financial Officer of Move, Inc.

99.2	Move, Inc. Offer Letter to Robert J. Krolik.

99.3	Executive Retention and Severance Agreement between Robert J. Krolik and the Company.